UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

ACQUICOR TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	333-128058 (Commission File No.)	20-3320580 (IRS Employer Identification No.)

4910 Birch St., Suite 102
Newport Beach, CA 92660
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 759-3434

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS.

On November 15, 2006, Acquicor Technology Inc. (the “Company”) entered into a unit purchase option clarification agreement with the holders of the unit purchase options issued in connection with the Company’s initial public offering. The agreement clarifies that if the Company is unable to deliver securities pursuant to the exercise of the unit purchase options or the underlying warrants because a registration statement under the Securities Act of 1933, as amended, with respect to the securities to be issued upon exercise is not effective, then in no event would the Company be obligated to pay cash or other consideration to the holders or otherwise “net-cash settle” any unit purchase option or warrant exercise and that accordingly the unit purchase options may expire, and the underlying warrants may expire or be redeemed, unexercised and may be deprived of any value.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

Number	Description

4.7	Unit Purchase Option Clarification Agreement dated as of November 15, 2006 between the Registrant and each of the holders of the Registrant’s unit purchase options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Acquicor Technology Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acquicor Technology Inc.

Dated: November 16, 2006	By:	/s/ Gilbert F. Amelio
Gilbert F. Amelio, Ph.D.
Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description

4.7	Unit Purchase Option Clarification Agreement dated as of November 15, 2006 between the Registrant and each of the holders of the Registrant’s unit purchase options